Exhibit 10.17

CONVERSION AGREEMENT

This Conversion Agreement (this “Agreement”) is made and entered into as of this 25th day of May, 2005, between Axle Holdings, Inc., a Delaware corporation (“Buyer Parent”), and [                ] (the “Shareholder”).

WHEREAS, Insurance Auto Auctions, Inc., an Illinois corporation (the “Company”), Buyer Parent and Axle Merger Sub, Inc., an Illinois corporation and a wholly owned subsidiary of Buyer Parent (“Buyer”), have entered into an Agreement and Plan of Merger, dated as of February 22, 2005 (as the same may be amended from time to time, the “Merger Agreement”), which provides, among other things, for the merger of Buyer with and into the Company, with the Company continuing as the surviving corporation (the “Merger”);

WHEREAS, as the date hereof, the Shareholder is the beneficial owner of an aggregate number of options (the “IAAI Options”) to acquire [            ] shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”);

WHEREAS, subject to the terms and conditions set forth herein, immediately prior to the Effective Time, the Shareholder desires to have (i) a portion of the IAAI Options held by Shareholder as identified on Schedule A hereto under the heading “Number of Exchange Options” (the “Exchange Options”) cancelled in exchange (the “Option Exchange”) for, and converted into, substitute options (each, a “New Option”) to acquire shares of common stock, par value $0.01 per share, of Buyer Parent (the “Buyer Parent Common Stock”) and (ii) the remaining portion of such IAAI Options held by Shareholder as identified on Schedule B hereto under the heading “Number of Cash Out Options” (the “Cash Out Options”) terminated or cancelled, as applicable, in exchange for a payment, in each case in accordance with Section 2 of this Agreement;

WHEREAS, as a condition to Buyer Parent’s obligations to effect the Option Exchange, the Shareholder shall enter into a shareholders agreement with Buyer Parent, the LLC (as defined below) and certain other parties with respect to the ownership of securities of Buyer Parent in the form set forth on Exhibit A hereto (the “Shareholders Agreement”);

WHEREAS, Buyer Parent and the LLC are parties to an effective Registration Rights Agreement dated April 1, 2005 and as a condition to Buyer Parent’s obligations to effect the Option Exchange, the Shareholder shall enter into an amended and restated registration rights agreement with Buyer Parent and certain other parties in the form set forth on Exhibit B hereto (the “Registration Rights Agreement”); and

WHEREAS, Kelso Investment Associates VII, L.P. and KEP VI, LLC, certain other parties and Shareholder intend to enter into a Limited Liability Company Agreement with Axle Holdings II, LLC (the “LLC”) with respect to the management and ownership of the LLC, in connection with the Closing, in the form set forth on Exhibit C hereto (the “LLC Agreement”).

Capitalized terms used herein and not otherwise defined shall have the respective meanings attributed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties contained herein, Buyer Parent and the Shareholder hereby agree as follows:

1. Option Exchange. Effective as of the Closing, Shareholder agrees that each Exchange Option shall be cancelled and, in exchange therefor, converted into a New Option that shall (A) cover the number of shares determined by multiplying (i) the number of shares of Company Common Stock that were issuable upon exercise of such Exchange Option immediately prior to the Closing by (ii) the ratio (the “Option Exchange Ratio”) of the Merger Consideration to the Closing Date Value rounded to the nearest whole share of Buyer Parent Common Stock, and (B) have such per share exercise price equal to the quotient determined by dividing (i) the exercise price per share of Company Common Stock at which each Exchange Option was exercisable immediately prior to the Closing by (ii) the Option Exchange Ratio (rounded to the nearest whole cent). It is acknowledged and agreed that the intent of the foregoing is to preserve for Shareholder, pursuant to the grant of New Options, the aggregate spread value of the Exchange Options (based on the Merger Consideration). Each New Option shall be subject to, and evidenced by, a stock option agreement in the form attached as Exhibit D hereto (the “Exchange Stock Option Agreement”). The “Closing Date Value” (which is intended to represent the average price paid by the LLC in respect of its equity contribution to Buyer Parent per share of Buyer Parent Common Stock) shall mean $25.616798. The number of shares of Buyer Parent Common Stock issued to the LLC at the Closing is 5,605,697.

2. Option Cancellation. With respect to each Cash Out Option granted under the 1991 Stock Option Plan and the Supplemental Stock Option Plan that is not exercised prior to the consummation of the Merger (other than Exchange Options granted under the 1991 Stock Option Plan and the Supplemental Stock Option Plan), each such Cash Out Option will terminate effective as of the consummation of the Merger. With respect to each Cash Out Option granted under the 2003 Stock Incentive Plan (other than Exchange Options granted under the 2003 Stock Incentive Plan) that is not exercised prior to the consummation of the Merger, each such Cash Out Option will be cancelled in exchange for, with respect to each share of Company common stock subject to the Cash Out Option, a cash payment equal to the excess, if any, of the Merger Consideration over the exercise price of the Cash Out Option (less any applicable amounts withheld for Taxes).

3. Closing. The closing of the transactions contemplated by this Agreement shall take place at the offices of Skadden, Arps, Slate, Meagher, Flom, LLP, 4 Times Square, New York, New York (or such other place as the Closing under the Merger Agreement shall occur) immediately prior to, or simultaneously with, the Closing under the Merger Agreement.

4. Covenants. The parties hereto agree to use reasonable best efforts to take such actions, including executing such documents and agreements, as are necessary to make effective the transactions contemplated by this Agreement.

5. Representations and Warranties of the Shareholder. The Shareholder represents and warrants as follows:

(a) Binding Agreement. The Shareholder has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Shareholder has duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b) Ownership of Options. The Shareholder is the beneficial owner of the number of Exchange Options set forth on Schedule A attached hereto, free and clear of any security interests, liens, charges, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Exchange Options), except as may exist by reason of this Agreement or pursuant to applicable law, or pursuant to the restrictions on transferability and on exercise provided for in the applicable Company option plan under which any Exchange Option was granted and any related option agreement. Except as provided for in this Agreement, the Merger Agreement and the other agreements contemplated hereby and thereby, there are no outstanding options or other rights to acquire from the Shareholder, or obligations of the Shareholder to sell or to dispose of, any Exchange Options.

(c) No Agreements. Except for this Agreement, the Exchange Stock Option Agreement, any relevant option agreements covering the Exchange Options and any other agreements contemplated hereby or thereby, the Shareholder has not entered into or agreed to be bound by any other arrangements or agreements of any kind with any other party with respect to the Exchange Options, including, but not limited to, arrangements or agreements with respect to the acquisition or disposition thereof or any interest therein or the voting of any such shares.

(d) No Conflict. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the performance of the Shareholder’s obligations hereunder will (a) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, agreement, instrument, commitment, arrangement or understanding to which the Shareholder is a party, or result in the creation of a security interest, lien, charge, encumbrance, equity or claim with respect to the Shareholder’s Exchange Options, or (b) require any consent, authorization or approval of any other person or any entity or government entity, or (c) violate or conflict with any writ, injunction or decree applicable to the Shareholder or the Shareholder’s Exchange Options, or New Options to be received by the Shareholder.

(e) Securities Laws Matters. The Shareholder acknowledges receipt of advice from Buyer Parent that (i) the New Options and any shares of Buyer Parent Common Stock acquired on exercise of the New Options (“Exercise Shares”) have not been registered under the Securities Act of 1933 (the “Act”) or qualified under any state securities or “blue sky” or non U.S. securities laws, (ii) it is not anticipated that there will be any public market for any Exercise Shares, (iii) any Exercise Shares must be held indefinitely and the Shareholder must continue to bear the economic risk of the investment in the shares of Buyer Parent Common Stock unless such shares are subsequently registered under the Act and such state or non U.S. securities laws or an exemption from such registration is available, (iv) Rule 144 promulgated under the Act (“Rule 144”) is not presently available with respect to sales of any Exercise Shares and Buyer Parent has made no covenant to make Rule 144 available and Rule 144 is not anticipated to be available in the foreseeable future, (v) when and if any Exercise Shares may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in limited amounts and in accordance with the terms and conditions of such Rule, (vi) if the exemption afforded by Rule 144 is not available, public sale of the shares of any Exercise Shares without registration will require the availability of an exemption under the Act, (vii) restrictive legends in the form set forth in the Shareholders Agreement shall be placed on the certificate representing the shares of any Exercise Shares and (viii) a notation shall be made in the appropriate records of the Buyer Parent indicating that the shares of any Exercise Shares are subject to restrictions on transfer and, if Buyer Parent should in the future engage the services of a stock transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to any Exercise Shares.

(f) Accredited Investor. The Shareholder is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Act.

(g) Shareholder’s Experience. (A) The Shareholder’s financial situation is such that the Shareholder can afford to bear the economic risk of holding the New Options and any Exercise Shares for an indefinite period of time, (B) the Shareholder can afford to suffer complete loss of his investment in the New Options and any Exercise Shares and (C) the Shareholder’s knowledge and experience in financial and business matters are such that the Shareholder is capable of evaluating the merits and risks of the Shareholder’s investment in the New Options and any Exercise Shares.

(h) Access to Information. The Shareholder represents and warrants that the Shareholder has been granted the opportunity to ask questions of, and receive answers from, representatives of Buyer Parent concerning the terms and conditions of the Option Exchange and to obtain any additional information that the Shareholder deems necessary to verify the accuracy of the information so provided.

(i) Investment Intent. The Shareholder is acquiring the New Options, and such Shareholder will acquire any Exercise Shares, solely for the Shareholder’s own account for investment and not with a view to or for sale in connection with any distribution thereof. The Shareholder agrees that the Shareholder will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the New Options or any Exercise Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any shares of Buyer Parent Common Stock), except in compliance with (i) the Act and the rules and regulations of the Securities and Exchange Commission thereunder, (ii) applicable state and non-U.S. securities or “blue sky” laws and (iii) the provisions of this Agreement, the Exchange Stock Option Agreement, the Registration Rights Agreement and the Shareholders Agreement, as applicable.

6. Representations and Warranties of Buyer Parent. Buyer Parent represents and warrants as follows:

(a) Corporate Form. Buyer Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has (and, immediately following the Effective Time, will have) all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted.

(b) Corporate Authority, etc. Buyer Parent has (and, immediately prior to the Effective Time, will have) all requisite corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder and to carry out the transactions contemplated hereby and Buyer Parent has (and, immediately prior to the Effective Time, will have) all requisite corporate power and authority to issue the New Options. The Exercise Shares, when issued, delivered and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable.

(c) Actions Authorized. Buyer Parent has taken all corporate actions necessary to authorize it to enter into this Agreement and, prior to the Effective Time, will have taken all corporate actions necessary to authorize it to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer Parent and, assuming due authorization, execution and delivery of this Agreement by the Shareholder, constitutes a legal, valid and binding obligation of Buyer Parent enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(d) No Conflicts. Other than as provided for in the Merger Agreement and the disclosure schedules thereto, none of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, by Buyer Parent will conflict with the certificate of incorporation or the by-laws of Buyer Parent or result in any breach of, or constitute a default under any contract, agreement or instrument to which Buyer Parent is a party or by which it or any of its respective assets is bound.

7. Conditions Precedent. The obligations of Buyer Parent to consummate the transactions contemplated hereby are subject to (i) the conditions set forth in Section 8.1 and 8.2 of the Merger Agreement being satisfied or waived by Buyer Parent, (ii) the Shareholder having entered into the Shareholders Agreement, (iii) the Shareholder having entered into the Registration Rights Agreement, (iv) the Shareholder having entered into the LLC Agreement and (v) the Shareholder having entered into the Exchange Stock Option Agreement. Shareholder agrees to execute the Shareholders Agreement, the Registration Rights Agreement, the LLC Agreement and the Exchange Stock Option Agreement at the Closing.

8. Miscellaneous.

(a) Acknowledgement. Shareholder acknowledges that upon the completion of the Merger, the IAAI Options shall be of no further force or effect, and neither the Company nor Buyer Parent, nor any of their respective affiliates, shall have any further obligations in respect thereof (other than any obligations specifically set forth in this Agreement).

(b) Binding Effect; Benefits. This Agreement shall be binding upon the successors, heirs, executors and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement and their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein No party shall have liability for any breach of any representation or warranty contained herein, except for any knowing or intentional breach thereof.

(c) Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the Shareholder and Buyer Parent.

(d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Shareholder without the prior written consent of Buyer Parent; it being understood that Buyer Parent may assign its rights hereunder to any affiliate of Buyer Parent.

(e) Specific Performance. The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the parties hereto agree that, in addition to any other remedies, each party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.

(f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof).

(g) Counterparts. This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(h) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

(i) Waiver. Any party to this Agreement may waive any condition to their obligations contained herein.

(j) Termination. This Agreement shall terminate on the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms and (ii) an agreement in writing of Buyer Parent and the Shareholder to terminate this Agreement. Termination shall not relieve any party from liability for any intentional breach of its obligations hereunder committed prior to such termination. Upon termination of this Agreement, all rights and obligations of the parties, and all representations and warranties of the parties, shall terminate.

IN WITNESS WHEREOF, Buyer Parent and the Shareholder have executed this Conversion Agreement as of the date first above written.

AXLE HOLDINGS, INC.

By:
Name: [ ]
Title: [ ]

SHAREHOLDER

Schedule A

Exchange Options

Date of Grant of Exchange Options	Name of Plan Granting Exchange Options	Number of Exchange Options	Current Exercise Price of Exchange Options	Expiration Date of Exchange Options

Schedule B

Cash Out Options

Name of Plan Granting Cash Out Options	Number of Cash Out Options	Current Exercise Price of Cash Out Options

10